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                                 EXHIBIT NO. 5

                     THE VARIABLE ANNUITY APPLICATION FORM

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                           MASTER ANNUITY APPLICATION
                 FOR GROUP FLEXIBLE FUND RETIREMENT CONTRACT TO
                        NATIONWIDE LIFE INSURANCE COMPANY
                            COLUMBUS, OHIO 43215-2220
  Application is hereby made for a Group Flexible Fund Retirement Contract by:

    , For The Exclusive Benefit Of Its Plan Participants And Their Beneficiaries
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                                  (Entity Name)
CONTRACT PROVISIONS
1.   5% Alternate Assumed Investment Rate:        [_] Yes           [_] No
2.    Fund(s) Offered within the Separate Account:

Aggressive Portfolio                          Janus Worldwide Fund                         Amer Century Income & Growth
Conservative Portfolio                        MAS Funds Fixed Income Portfolio             Amer Century: 20th Century Intl.
Moderate Portfolio                            MASS. Investors Growth Stock                       Discovery - Investor
Moderately Aggressive Portfolio                       Fund - A                             Dreyfus Appreciation
Moderately Conservative Portfolio             MFS Growth Opportunities - A                 Dreyfus Third Century
AIM Consellation                              MFS High Income Fund - A                     Dreyfus Premier Mid-Cap Stock - A
Amer Century: 20th Century Growth             Nationwide Bond Fund                         Federated Bond - F
Amer Century: 20th Century Select             Nationwide Growth Fund - D                   Fidelity Advisor Growth Op - A.
Amer Century: 20th Century Ultra              Neuberger & Berman Guardian Fund             Fidelity Advisor High Yield - T
Davis New York Venture                        Neuberger & Berman Manhattan Fund            INVESCO Dynamics
Dreyfus Cash Management                       Putnam Investors Fund - A                    INVESCO Total Return Fund
Dreyfus S & P 500 Index Fund                  Putnam Voyager - A                           Morgan Stanley Inst. Equity Growth - B
Evergreen Income & Growth Fund                SEI Index Fund - S&P 500 Index Fund          Nationwide Fund - D
Federated US Gov. Securities Fund             Seligman Growth Fund - A                     Nationwide Money Market Fund
     Inst. Shares: 2-5 years                  T. Rowe Price International Stock            Nationwide S&P 500 Index - Y
Fidelity Asset Manager                              Fund                                   Neuberger-Berman Partners Trust
Fidelity Equity Income                        Prestige Balanced Fund - Y                   NSAT Small Company
Fidelity Growth & Income Portfolio            Prestige International Fund - Y              Oppenheimer Global - A
INVESCO Industrial Income Fund                Prestige Large Cap Growth - Y                Templeton Foreign Fund - I
Janus Fund                                    Prestige Large Cap Value - Y                 Warburg Pincus Emerging Growth
                                              Prestige Small Cap Fund - Y


3. It is understood that ownership and control of the contract applied for under this Master Application will be vested in,__________________________, For The Exclusive Benefit Of Its Plan Participants And Their Beneficiaries. The entity hereby certifies that before the application was signed a representative from the entity received a current prospectus of the Group Flexible Fund Retirement Contract that described all sales charges and other information relative to the contract(s) being applied for. Please send the entity a copy of the Statement of Additional Information to the DCVA Prospectus.

THE ENTITY UNDERSTANDS THAT RETIREMENT INCOME PAYMENTS (AND TERMINATION VALUES, IF ANY) PROVIDED BY THE CONTRACT(S) ARE VARIABLE WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

The Flexible Fund Retirement Contract applied for shall become effective upon its Contract Date if the purchase payment and the application are each acceptable to Nationwide Life. In the event the purchase payment or the application is not acceptable, Nationwide Life's liability shall be limited to a return of the sum of money paid.

Signed at:                       this  day of                   , 19  .
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                (Entity Name)


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          (Entity Official Signature)                           (Date)


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                     (Title)


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     (Authorized Representative Signature)                      (Date)